UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2009 (July 22, 2009)

BANKRATE, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	0-25681	65-0423422
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

11760 U.S. Highway One
North Palm Beach, Florida		33408
(Address of Principal Executive Offices)		(Zip Code)
(561) 630-2400
Registrant’s telephone number, including area code

n/a
(Former Name and Address,
If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
x	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

     On July 22, 2009, Bankrate, Inc. (“Bankrate”), a Florida corporation, Ben Holdings, Inc., a Delaware corporation (“Holdings”), and Ben Merger Sub, Inc., a Florida corporation and a wholly owned subsidiary of Holdings (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will commence a tender offer (the “Tender Offer”) to acquire all of Bankrate’s outstanding shares of common stock, par value $0.01 per share (the “Shares”) for $28.50 per share payable net to the seller in cash, without interest (the “Offer Price”). The Merger Agreement also provides that following completion of the Tender Offer, Merger Sub will be merged with and into Bankrate (the “Merger”) with Bankrate surviving the merger as a wholly owned subsidiary of Holdings. At the effective time of the Merger, all remaining outstanding Shares not tendered in the Tender Offer (other than Shares owned by Parent, Merger Sub, Bankrate and its subsidiaries, and certain of Bankrate’s officers and directors as set forth in the Support Agreements defined below), will be acquired for cash at the Offer Price and on the terms and conditions set forth in the Merger Agreement.

     This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about Bankrate in its public reports filed with the Securities and Exchange Commission. In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Bankrate.

     The Merger Agreement provides that Parent will cause Merger Sub to commence, and Merger Sub will commence, the Tender Offer by 5:30 p.m. on July 28, 2009. In the Tender Offer, each Share accepted by Merger Sub in accordance with the terms of the Tender Offer will be exchanged for the right to receive the Offer Price. Parent will cause Merger Sub to accept for payment, and Merger Sub will accept for payment, all Shares validly tendered and not withdrawn, pursuant to the terms of the Tender Offer, as soon as practicable following the Tender Offer’s expiration date (in no event sooner than 20 business days after the Tender Offer has commenced).

     Neither the Tender Offer nor the Merger is subject to a financing condition. Simultaneously with the execution of the Merger Agreement, Apax US VII, L.P., Apax Europe VII-A, L.P., Apax Europe VII-B, L.P., and Apax Europe VII-1, L.P. (collectively, the “Sponsor Funds”) provided an equity commitment letter to Parent and an equity commitment letter to Parent and the Company (collectively, the “Equity Commitment Letters”) obligating the Sponsor Funds to provide funds to Parent sufficient to permit Parent and Merger Sub to pay all of the consideration in the Tender Offer and the Merger and to pay certain other monetary obligations that may be owed pursuant to the Merger Agreement, respectively. In addition, simultaneous with the execution of the Merger Agreement and the Equity Commitment Letters, Parent has also provided the Company with a limited guarantee (the “Limited Guarantee”) in favor of the Company guaranteeing the payment of certain monetary obligations that may be owed pursuant to the Merger Agreement, including funds related to any specific performance remedy pursued by the Company in the event of a breach of the Merger Agreement. Copies of the Equity Commitment Letters and the Limited Guarantee are attached hereto as Exhibits 2.2, 2.3, and 2.4 respectively, and incorporated by reference herein. The foregoing description of the Equity Commitment Letters and the Limited Guarantee does not purport to be complete and is qualified in its entirety by reference to those documents as filed as exhibits hereto.

     Merger Sub’s obligation to accept for payment and pay all Shares validly tendered pursuant to the Tender Offer is subject to the condition that the number of Shares validly tendered and not withdrawn represents at least a majority of the total number of Shares outstanding (the “Minimum Condition”). Merger Sub may, at its sole option, waive the Minimum Condition if the number of Shares validly tendered and not withdrawn in the Tender Offer is at least equal to the difference between a majority of the total number of Shares outstanding less the number of Shares subject to Support Agreements. The Company has also granted to Parent and Merger Sub an irrevocable option, which Parent or Merger Sub will, if applicable, exercise immediately after completion of the Tender Offer, to purchase newly-issued Shares at the Offer Price such that, when added to the Shares already owned by Parent and Merger Sub following completion of the Offer, constitutes one Share more than 80% of the Shares entitled to vote on the Merger on a fully diluted basis (the “Top-Up Option”). If Parent or Merger Sub acquires more than 80% of the outstanding Shares, including through exercise of the Top-Up Option, it will complete the Merger through the “short form” procedures available under Florida law.

     The obligation of Merger Sub to accept for payment and pay all Shares validly tendered and not withdrawn pursuant to the Tender Offer is subject to the satisfaction or waiver of a number of other customary closing conditions as set forth in the Merger Agreement.

     The Merger Agreement contains certain termination rights by Bankrate and Parent including, with respect to Bankrate, in the event that Bankrate receives a superior proposal. In connection with the termination of the Merger Agreement under specified circumstances, including with respect to the acceptance of a superior proposal by Bankrate, Bankrate may be required to pay Parent a termination fee equal to $30,000,000.

     Bankrate may specifically enforce Parent’s obligations under the Merger Agreement, although Parent may terminate the Merger Agreement for any reason by paying a termination fee to Bankrate equal to $570,800,000.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

     The Merger Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement, and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Bankrate, Parent, Merger Sub, Inc., or any of their respective subsidiaries or affiliates.

     The tender offer for the outstanding common stock of Bankrate referred to in this Current Report has not yet commenced. Investors and stockholders are urged to read both the tender offer statement and the solicitation/recommendation statement regarding the tender offer and, if applicable, the proxy statement regarding the merger when they become available because they will contain important information. The tender offer statement will be filed by Merger Sub with the SEC and the solicitation/recommendation statement and the proxy statement, if any, will be filed by Bankrate with the SEC. Investors and stockholders can obtain a free copy of these materials (when available) and other documents filed by Merger Sub Inc. or Bankrate with the SEC at the website maintained by the SEC at www.sec.gov.

Item 2.02 Results of Operations and Financial Condition

     On July 22, 2009, Bankrate issued a press release announcing its preliminary results for the second quarter of 2009. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01 Other Events

     Concurrently with the entry into the Merger Agreement, certain of Bankrate’s officers and directors entered into Non-Tender and Support Agreements in their capacity as shareholders and optionholders of the Company, each dated as of July 22, 2009 (“Support Agreements”). The Support Agreements provide that such shareholders and optionholders will, among other things, (i) agree not to tender into the Offer, (ii) support the Merger and the other transactions contemplated by the Merger Agreement and (iii) transfer certain of their Shares to Parent or Parent affiliates at the time of the Merger on terms and subject to the conditions set forth therein in exchange for securities of Parent or Parent affiliates. The Support Agreements will terminate if the Merger Agreement is terminated.

     On July 22, 2009, Bankrate issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(a)   Not applicable.
(b)   Not applicable.
(c)   Not applicable.

(d)   Exhibits

Exhibit No.	Document Designation

2.1	Agreement and Plan of Merger, dated as of July 22, 2009, among
Ben Holdings, Inc., Ben Merger Sub, Inc., and Bankrate, Inc.
2.2	Equity Commitment Letter of Apax US VII, L.P., Apax Europe
VII-A, L.P., Apax Europe VII-B, L.P. and Apax Europe VII-1,
L.P. and Ben Holdings, Inc.
2.3	Equity Commitment Letter of Apax US VII, L.P., Apax Europe
VII-A, L.P., Apax Europe VII-B, L.P. and Apax Europe VII-1,
L.P. and Ben Holdings, Inc. and Bankrate, Inc.
2.4	Limited Guarantee by Ben Holdings, Inc. in favor of Bankrate, Inc.
99.1	Press release, issued July 22, 2009, relating to Bankrate’s
preliminary results for the second quarter of 2009.
99.2	Press release, issued July 22, 2009, relating to the transactions described above.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2009

BANKRATE, INC.

By: /s/ Edward J. DiMaria
Name:	Edward J. DiMaria
Title:	Senior Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 22, 2009, among
Ben Holdings, Inc., Ben Merger Sub, Inc., and Bankrate, Inc.
2.2	Equity Commitment Letter of Apax US VII, L.P., Apax Europe
VII-A, L.P., Apax Europe VII-B, L.P. and Apax Europe VII-1,
L.P. and Ben Holdings, Inc.
2.3	Equity Commitment Letter of Apax US VII, L.P., Apax Europe
VII-A, L.P., Apax Europe VII-B, L.P. and Apax Europe VII-1,
L.P. and Ben Holdings, Inc. and Bankrate, Inc.
2.4	Limited Guarantee by Ben Holdings, Inc. in favor of Bankrate, Inc.
99.1	Press release, issued July 22, 2009, relating to Bankrate’s
preliminary results for the second quarter of 2009.
99.2	Press release, issued July 22, 2009, relating to the transactions described above.